UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Uber Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined).

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or on the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

UBER TECHNOLOGIES, INC. 1515 3RD STREET, SAN FRANCISCO, CA 94158D35688-P49640You invested in UBER TECHNOLOGIES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 10, 2021.Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 26, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.Smartphone users Point your camera here and vote without entering a control numberVirtually at:Vote Virtually at the Meeting* May 10, 2021 11:00 AM Pacific Timewww.virtualshareholdermeeting.com/UBER2021*Please check the meeting materials for any special requirements for meeting attendance.V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:**	
1a.	Ronald Sugar	For
1b.	Revathi Advaithi	For
1c.	Ursula Burns	For
1d.	Robert Eckert	For
1e.	Amanda Ginsberg	For
1f.	Dara Khosrowshahi	For
1g.	Wan Ling Martello	For
1h.	Yasir Al-Rumayyan	For
1i.	John Thain	For
1j.	David Trujillo	For
1k.	Alexander Wynaendts	For
2.	Advisory vote to approve 2020 named executive officer compensation	For
3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021	For
4.	Approval of amendments to Certificate of Incorporation and Bylaws to remove supermajority voting requirements	For
5.	Stockholder proposal to prepare an annual report on lobbying activities	Against

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

D35689-P49640